UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report(Date of earliest event reported)     June 1, 2001







                              ALBEMARLE CORPORATION
                              ---------------------
               (Exact name of registrant as specified in charter)





          Virginia                   1-12658                 54-1692118
----------------------------       -----------             -------------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)





330 South Fourth Street, P. O. Box 1335, Richmond, Virginia        23218
-----------------------------------------------------------      ---------
        (Address of principal executive offices)                 (Zip Code)





Registrant's telephone number, including area code - (804)788-6000


Former name or former address, if changed since last report - N/A

Item 5. Other Events and Regulation FD Disclosures.

     On June 1, 2001, Albemarle Corporation issued the Press Release attached as
     Exhibit 99 hereto.




Item 7. Financial Statements and Exhibits.

     (c) Exhibits

         Exhibit
         Number
         -------
           99      Press Release of Albemarle Corporation dated June 1, 2001.













Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.





Date: June 5, 2001                              Albemarle Corporation
                                                ---------------------





                                                By: s/ Robert G. Kirchhoefer
                                                ----------------------------
                                                Robert G. Kirchhoefer
                                                Treasurer & Chief Accounting
                                                    Officer

Exhibit 99





Albemarle Completes Acquisition of Martinswerk GmbH
---------------------------------------------------

     Richmond, Virginia, June 1, 2001 -- Albemarle Corporation (NYSE:ALB), through its wholly-owned subsidiary Albemarle Deutschland GmbH, has completed the acquisition of Martinswerk GmbH, including manufacturing facilities and headquarters in Bergheim, Germany, and Martinswerk's 50% stake in Magnifin Magnesia Produkte GmbH, which has manufacturing facilities at St.Jakobs/Breitenau, Austria.

     Martinswerk produces mineral-based flame retardants for the plastics and rubber markets, brightening pigments for high-quality paper applications and specialty aluminum oxides for polishing, catalyst and niche ceramic applications. Magnifin produces high-purity magnesium hydroxide flame retardant products used in applications requiring higher processing temperatures. In 2000, Martinswerk had annual sales of about $100 million in three businesses.

     Floyd D. Gottwald, Jr., chief executive officer of Albemarle, said: "We are very excited about this acquisition. During its long history, Martinswerk has established a reputation for superior quality, customer service and innovation. Albemarle will augment this tradition with our own broad product portfolio and global reach."

     Mark C. Rohr, president and chief operating officer, said: "As a leader in flame retardants and polymer additives, Albemarle now supplies a unique, broad range of options to its global customer base for fire safety systems. The addition of alumina trihydrate and magnesium hydroxide flame retardants from this acquisition complements Albemarle's current offerings of bromine-and phosphorus-based products. In addition, we're also very excited about the opportunities Martinswerk offers us to expand our catalyst and paper chemicals businesses."

     A global leader of specialty and fine chemicals that enhance consumer products, Albemarle Corporation serves markets for polymers, surfactants and biocides, pharmaceuticals, agricultural chemicals, photographic chemicals, water treatment and petroleum products.



Albemarle Cautionary Note on Forward Looking Statements
-------------------------------------------------------

     Some of the information contained in this release constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Albemarle Corporation believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in demand for the Company's products, increases in the cost of the product, changes in the market in general, fluctuations in foreign currencies and significant changes in new product introduction resulting in an increase in capital project requests and approvals leading to capital spending.

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